Exhibit 10.9

PRIVATE PLACEMENT UNITS PURCHASE AGREEMENT

THIS PRIVATE PLACEMENT UNITS PURCHASE AGREEMENT (as it may from time to time be amended and including all exhibits referenced herein, this “Agreement”), dated as of March 3, 2021, is entered into by and between Aurora Acquisition Corp., a Cayman Islands exempted company (the “Company”), and the purchasers named on Schedule 1 hereto (each a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, the Company intends to consummate an initial public offering of the Company’s units (the “Public Offering”), each unit consisting of one Class A ordinary share of the Company, par value $0.0001 per share (each, a “Share”), and one-quarter of one redeemable warrant, each whole warrant entitling the holder to purchase one Share at an exercise price of $11.50 per Share, as set forth in the Company’s Registration Statement on Form S-1, filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).

WHEREAS, each Purchaser has, severally and not jointly, agreed to purchase the number of units set forth opposite its name on Schedule 1 (the “Private Placement Units”), the Private Placement Units, including an aggregate of 875,000 private placement warrants (the “Private Placement Warrants”) and 3,500,000 Shares.

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

Section 1. Authorization, Purchase and Sale; Terms of the Private Placement Units

A.             Authorization of the Private Placement Units. The Company has duly authorized the issuance and sale of the Private Placement Units, including the Shares and Private Placement Warrants underlying the Private Placement Units, to the Purchasers.

B.              Purchase and Sale of the Private Placement Units.

(i)  On the date of the consummation of the Public Offering (the “Closing Date”), the Company shall issue and sell to each Purchaser, and each Purchaser shall purchase, severally and not jointly, from the Company, the number of Private Placement Units set forth oposite its name on Schedule 1 at a price of $10.00 per Private Placement Unit for an aggregate purchase price of $35,000,000 (the “Purchase Price”). Each Purchaser shall pay, severally and not jointly, its portion of the Purchase Price for the Private Placement Units to the trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee, in each case in accordance with the Company’s wiring instructions, at least one (1) business day prior to the Closing Date. On the Closing Date, subject to the receipt of funds pursuant to the immediately prior sentence, the Company, at its option, shall deliver a certificate evidencing the Private Placement Units purchased by each Purchaser on such date duly registered in each Purchaser’s name to each Purchaser or effect such delivery in book-entry form.

C.              Terms of the Private Placement Units.

(i)  The Private Placement Units to be purchased thereby hereunder are substantially identical to the units to be offered in the Public Offering except that (a) the Private Placement Units (including the underlying Shares) will not, except in limited circumstances, be transferable or salable until the earlier to occur of one (1) year after the completion of the Company’s initial business combination (the “Business Combination”) so long as they are held by a Purchaser or its permitted transferees and the date following completion of the Company’s initial business combination on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property, and (b) the Private Placement Units are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after the expiration of the lockup described above in clause (a) and they are registered pursuant to the Registration Rights Agreement (as defined below) or an exemption from registration is available, and the restrictions described above in clause (a) have expired; provided that, the Shares, Warrants, and Shares issued under the Warrants comprising the Private Placement Units are not subject to the restrictions set forth in this Section 1(c).

(ii) Each Private Placement Warrant included in the Private Placement Units shall have the terms set forth in a Warrant Agreement to be entered into by the Company and Continental Stock Transfer & Trust Company as warrant agent, in connection with the Public Offering (the “Warrant Agreement”).

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(iii) On the Closing Date, the Company and each Purchaser shall enter into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company will grant certain registration rights to each Purchaser relating to the Private Placement Units, the Private Placement Warrants and the Shares underlying the Private Placement Warrants and the Private Placement Units.

Section 2. Representations and Warranties of the Company. As a material inducement to the Purchasers to enter into this Agreement and purchase the Private Placement Units, the Company hereby represents and warrants to each Purchaser (which representations and warranties shall survive the Closing Date) that:

A.              Incorporation and Corporate Power. The Company is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement and the Warrant Agreement.

B.              Authorization; No Breach.

(i)  The execution, delivery and performance of this Agreement and the Private Placement Units, including the Shares and the Private Placement Warrants included in the Private Placement Units, have been duly authorized by the Company as of the Closing Date. This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law). Upon issuance in accordance with, and payment pursuant to, the terms of the Warrant Agreement and this Agreement, the Private Placement Units and the Private Placement Warrants included in the Private Placement Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms as of the Closing Date.

(ii) The execution and delivery by the Company of this Agreement and the Private Placement Units, the issuance and sale of the Private Placement Units, the issuance of the Private Placement Warrants and the Shares included in the Private Placement Units, the issuance of the Shares upon exercise of the Private Placement Warrants and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s share capital or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the amended and restated memorandum and articles of association of the Company (in effect on the date hereof or as may be amended prior to completion of the contemplated Public Offering) or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

C.              Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, and upon registration in the Company’s register of members, the Shares included in the Private Placement Units and issuable upon exercise of the Private Placement Warrants will be duly and validly issued, fully paid and non-assessable. On the date of issuance of the Private Placement Units, the Shares included in the Private Placement Units and issuable upon exercise of the Private Placement Warrants shall have been reserved for issuance. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, and upon registration in the Company’s register of members, each Purchaser will have good title to the Private Placement Units purchased by it, and the Private Placement Warrants and Shares included in the Private Placement Units, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of such Purchaser.

D.              Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of any other transactions contemplated hereby.

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E.               Regulation D Qualification. Neither the Company nor, to its actual knowledge, any of its affiliates, members, officers, directors or beneficial shareholders of 20% or more of its outstanding securities, has experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act.

Section 3. Representations and Warranties of the Purchaser. As a material inducement to the Company to enter into this Agreement and issue and sell the Private Placement Units to each Purchaser, each Purchaser, severally and not jointly, hereby represents and warrants to the Company (which representations and warranties shall survive the Closing Date) that:

A.             Organization and Requisite Authority. Each Purchaser possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

B.              Authorization; No Breach.

(i)  This Agreement constitutes a valid and binding obligation of such Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii) The execution and delivery by such Purchaser of this Agreement and the fulfillment of and compliance with the terms hereof by such Purchaser does not and shall not (a) conflict with or result in a breach by such Purchaser of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon such Purchaser’s equity or assets under, (d) result in a violation of, or (e) require authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to such Purchaser’s organizational documents in effect on the date hereof or as may be amended prior to completion of the contemplated Public Offering, or any material law, statute, rule or regulation to which the Purchaser is subject, or any agreement, instrument, order, judgment or decree to which the Purchaser is subject, except for any filings required after the date hereof under federal or state securities laws.

C.              Investment Representations.

(i)  Such Purchaser is acquiring the Private Placement Units, the Shares and Private Placement Warrants included in the Private Placement Units and, upon exercise of such Private Placement Warrants, the Shares issuable upon such exercise (collectively, the “Securities”) for its own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii) Such Purchaser is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act, and the Purchaser has not experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act.

(iii) Such Purchaser understands that the Securities are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such Purchaser’s compliance with, the representations and warranties of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire such Securities.

(iv) Such Purchaser did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act.

(v) Such Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Purchaser. Such Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company. The Purchaser understands that its investment in the Securities involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

(vi) Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by such Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

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(vii) Such Purchaser understands that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; and (b) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. In this regard, such Purchaser understands that the SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after an initial Business Combination, are deemed to be “underwriters” under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 adopted pursuant to the Securities Act would not be available for resale transactions of the Securities despite technical compliance with the requirements of such Rule, and the Securities can be resold only through a registered offering or in reliance upon another exemption from the registration requirements of the Securities Act.

(viii) Such Purchaser has such knowledge and experience in financial and business matters, knowledge of the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder for an indefinite period of time. Such Purchaser has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. Such Purchaser can afford a complete loss of its investments in the Securities.

(ix) Such Purchaser understands that the Private Placement Units and the Shares included in the Private Placement Units shall bear the following legend and appropriate “stop transfer restrictions”:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL, IS AVAILABLE. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO LOCKUP PROVISIONS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF DURING THE TERM OF THE LOCKUP.”

(x) Such Purchaser understands that the Private Placement Warrants shall bear the legend substantially in the form set forth in the Warrant Agreement.

Section 4. Conditions of the Purchaser’s Obligations. The obligations of such Purchaser to purchase and pay for the Private Placement Units are subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

A.             Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct at and as of the Closing Date as though then made.

B.              Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

C.              No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

D.             Warrant Agreement and Registration Rights Agreement. The Company shall have entered into the Warrant Agreement, in the form of Exhibit A hereto, and the Registration Rights Agreement, in the form of Exhibit B hereto, in each case on terms satisfactory to the Purchaser.

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Section 5. Conditions of the Company’s Obligations. The obligations of the Company to each Purchaser under this Agreement are subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

A.             Representations and Warranties. The representations and warranties of such Purchaser contained in Section 3 shall be true and correct at and as of the Closing Date as though then made.

B.              Performance. Such Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by such Purchaser on or before the Closing Date.

C.              Corporate Consents. The Company shall have obtained the consent of its board of directors authorizing the execution, delivery and performance of this Agreement and the Warrant Agreement and the issuance and sale of the Private Placement Units hereunder.

D.              No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

E.              Warrant Agreement and Registration Rights Agreement. The Company shall have entered into the Warrant Agreement and the Registration Rights Agreement, in each case on terms satisfactory to the Company.

Section 6. Termination.

This Agreement may be terminated by the Company or the Purchaser at any time after [●], 2021 upon written notice to the other parties hereto if the closing of the Public Offering does not occur prior to such date.

Section 7. Survival of Representations and Warranties.

All of the representations and warranties contained herein shall survive the Closing Date.

Section 8. Definitions.

Terms used but not otherwise defined in this Agreement shall have the meaning assigned to such terms in the Registration Statement.

Section 9. Rescission Right Waiver and Indemnification.

A.             No General Solicitation. Purchaser understands and acknowledges an exemption from the registration requirements of the Securities Act requires there be no general solicitation of purchasers of the Securities. In this regard, if the IPO were deemed to be a general solicitation with respect to the Securities, the offer and sale of such Securities may not be exempt from registration and, if not, Purchaser may have a right to rescind its purchase of the Securities. In order to facilitate the completion of the Offering and in order to protect the Company, its shareholders and the amounts in the Trust Account from claims that may adversely affect the Company or the interests of its shareholders, Purchaser hereby agrees to waive, to the maximum extent permitted by applicable law, any claims, right to sue or rights in law or arbitration, as the case may be, to seek rescission of its purchase of the Securities. Purchaser acknowledges and agrees this waiver is being made in order to induce the Company to sell the Warrants to Purchaser. Purchaser agrees the foregoing waiver of rescission rights shall apply to any and all known or unknown actions, causes of action, suits, claims or proceedings (collectively, “Claims”) and related losses, costs, penalties, fees, liabilities and damages, whether compensatory, consequential or exemplary, and expenses in connection therewith, including reasonable attorneys’ and expert witness fees and disbursements and all other expenses reasonably incurred in investigating, preparing or defending against any Claims, whether pending or threatened, in connection with any present or future actual or asserted right to rescind the purchase of the Warrants hereunder or relating to the purchase of the Warrants and the transactions contemplated hereby.

B.             No Recourse Against Trust Account. Purchaser agrees not to seek recourse against the Trust Account for any reason whatsoever in connection with its purchase of the Warrants or any Claim that may arise now or in the future.

C.              Third Party Beneficiaries. Purchaser acknowledges and agrees that the shareholders of the Company are and shall be third-party beneficiaries of this Section 9.

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D.             Survival of Waiver. Purchaser agrees that to the extent any waiver of rights under this Section 9 is ineffective as a matter of law, Purchaser has offered such waiver for the benefit of the Company as an equitable right that shall survive any statutory disqualification or bar that applies to a legal right. Purchaser acknowledges the receipt and sufficiency of consideration received from the Company hereunder in this regard.

Section 10. Miscellaneous.

E.              Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement, other than assignments by the Purchaser to affiliates thereof (including, without limitation one or more of its members).

F.             Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

G.             Counterparts. This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

H.             Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

I.               Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the laws of another jurisdiction.

J.               Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

COMPANY:

Aurora Acquisition Corp.

By:	/s/ Caroline Harding
Name: Caroline Harding
Title: Director

PURCHASER:

Novator Capital Sponsor Ltd.

By:	/s/ Pericles Spyrou
Name: Pericles Spyrou
Title: Director

/s/ Arnaud Massenet
Arnaud Massenet

/s/ Prabhu Narasimhan
Prabhu Narasimhan

/s/ Shravin Mittal
Shravin Mittal

/s/ Shravin Mittal
Unbound Holdco Ltd.
Name: Shravin Mittal

[Signature Page to Novator Private Placement Agreement]

SCHEDULE 1

Purchaser	Number of Private Placement Units
Novator Capital Sponsor Ltd.	2,300,000
Arnaud Massenet	150,000
Prabhu Narasimhan	50,000
Shravin Mittal	1,000,000

EXHIBIT A

Warrant Agreement

EXHIBIT B

Registration Rights Agreement